Benihana to Report Results of Special Meeting for Shareholders as Soon as Available

MIAMI, Nov. 18, 2011 /PRNewswire/ -- Benihana Inc. (NASDAQ: BNHN; BNHNA), operator of the nation's largest chain of Japanese theme and sushi restaurants, today announced that the Special Meeting for stockholders to vote on the Company's reclassification proposal (the "Reclassification") was held yesterday, November 17, 2011. The Reclassification would simplify the Company's capital structure by reclassifying each share of Class A Common Stock into one share of Common Stock. The Company also announced that it will report the results of the vote promptly after they are available.

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About Benihana

Headquartered in Miami, Benihana Inc. (NASDAQ GS: BNHN, BNHNA) is the nation's leading operator of Japanese theme and sushi restaurants with 96 restaurants nationwide, including 63 Benihana restaurants, eight Haru sushi restaurants and 25 RA Sushi restaurants. In addition, 18 franchised Benihana restaurants are operating in the United States, Latin America and the Caribbean. To learn more about Benihana Inc. and its three restaurant concepts, please view the corporate video at www.benihana.com/about/video.

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect the business and prospects of the Benihana, including, without limitation: risks related to Benihana's business strategy, including the Renewal Program and marketing programs; risks related to Benihana's ability to operate successfully in the current challenging economic environment; risks related to Benihana's efforts to strengthen its Benihana Teppanyaki concept and build its RA Sushi and Haru brands; uncertainty as to the final stockholder vote counts pending the completion of the work of the inspector of election; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. Past performance may not be indicative of future results. Although Benihana believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. In addition to the risks and uncertainties set forth above, investors should consider the risks and uncertainties discussed in Benihana's filings with the Securities and Exchange Commission, including, without limitation, the risks and uncertainties discussed under the heading "Risk Factors" in such filings. Benihana does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Media Contact

Jeremy Fielding / Anntal Silver
Kekst and Company
(212) 521-4800